SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                                 --------------
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report (Date of Earliest Event) May 30, 2003


                           GLOBAL MAINTECH CORPORATION
                       ----------------------------------
             (Exact Name of Registrant as Specified in its Charter)


 Minnesota                             0-14692            41-1703940
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(State or Other                    (Commission         (I.R.S. Employer
 Jurisdiction of                    File Number)         Identification
     Incorporation)                                                No.)


        7836 Second Avenue South, Suite 1, Bloomington, MN     55420
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               (Address of Principal Executive Offices)      (Zip Code)


                                  952-887-0092
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              (Registrant's Telephone Number, Including Area Code)





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ITEM 4.   OTHER EVENTS


Effective May 30, 2003, Norm Freedman has resigned his position as President of Global Maintech Corporation. Norm has been with the company for over 5 years responsible for development. Norm developed the WATCHMVS Global Watch product which is an optional software package for the Virtual Command Center product. Norm Freedman took over the position of Chief Operating Officer in January 2001 and was later promoted to President of Global Maintech Corporation in January of 2003.

Also effective May 30, 2003, Tony LaMark has resigned from his position as Chief Operating Officer of Global Maintech Corporation. Tony had worked for the company previously and was re-hired in March of 2001 as chief developer. Tony has developed a management pack for the Microsoft Operations Manager (MOM) software that has the ability to collect and optionally process alerts from the IBM AS computer platforms. Global Maintech has been working with Microsoft over the last 18 months to advance this product. Tony LaMark has been the Chief Operating Officer of Global Maintech since January of 2003.

Global Maintech has reached an agreement with Wildcat Management to continue management duties of the company through December of 2003. Wildcat Management, with its principal, Dale Ragan was contracted in December of 2000 for two years of service, which expired December of 2002.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           GLOBAL MAINTECH CORPORATION

Date: June 13, 2003   By:  Dale Ragan
                           ---------------------
                            Chief Executive Officer, as
                            Registrant's duly authorized officer